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                                                                     EXHIBIT 4.4



                                FIRST AMENDMENT
                                       TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") dated as of August 8, 1997, is among EVI, INC., a Delaware corporation formerly known as Energy Ventures, Inc. (the "Company"), the Subsidiary Guarantors (as defined below), the banks and other financial institutions listed on the signature pages under the heading "Lenders" (collectively, the "Lenders"), and THE CHASE MANHATTAN BANK, as agent (in such capacity, the "Agent") for the Lenders.

                            PRELIMINARY STATEMENT

         (a) The Company, EVI Oil Tools, Inc., a Delaware corporation; Grant Prideco, Inc., a Delaware corporation ("Grant Prideco"); Prideco Holdings, Inc., a Delaware corporation; Channelview Real Property, Inc., a Delaware corporation; EVI Management Inc., a Delaware corporation; EVI Arrow, Inc., a Delaware corporation; and EVI Watson Packers, Inc., a Delaware corporation (collectively, the "Subsidiary Guarantors"), the Lenders and the Agent entered into an Amended and Restated Credit Agreement dated as of December 6, 1996 (the "Credit Agreement").

         (b) The Company proposes to transfer substantially all of the business and assets of Grant Prideco into a limited partnership to be formed as a Wholly Owned Restricted Subsidiary of the Company ("Grant L.P."), of which a corporation newly formed as a Wholly Owned Restricted Subsidiary of the Company ("Newco") will own some portion of the partner interests and Grant Prideco and/or one or more other Wholly Owned Restricted Subsidiaries of the Company will own the remaining partner interests (the transactions described above being, collectively, the "Grant Prideco Reorganization").

         (c) The Company also has requested that Highland/Corod, Inc. ("Highland/Corod"), be permitted to incur up to 50,000,000 Canadian dollars (or the Dollar equivalent thereof) of





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unsecured indebtedness that would be guaranteed by the Company and the material subsidiaries of Highland/Corod.

         (d) The Company has requested that the Credit Agreement be amended to permit the increased indebtedness of Highland/Corod and, upon satisfaction in full of all the "Conditions Subsequent", as defined in the Credit Agreement, as amended hereby, the Grant Prideco Reorganization.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company, the Subsidiary Guarantors, the Lenders and the Agent hereby agree as follows:

         SECTION 1.   Amendments to Section 1.01 of the Credit Agreement.   (a)
The definitions of the terms "Grant Prideco Eligible Inventory," "Highland Corod," and "Highland Corod_Indebtedness") contained in Section 1.01 of the Credit Agreement are hereby amended in their entirety to read as follows:

                 "Grant Prideco Eligible Inventory' means, until consummation of the Grant Prideco Reorganization in accordance with the terms hereof, the Eligible Inventory owned by Grant Prideco, and thereafter means the Eligible Inventory owned by Grant L.P."

                 "Highland Corod' means Highland/Corod, Inc., a corporation organized under the laws of the Province of Alberta, Canada."

                 "Highland Corod Indebtedness' means the unsecured indebtedness of Highland Corod to one or more lenders in a principal amount not to exceed 50,000,000 Canadian dollars (or the Dollar equivalent thereof) at any time outstanding."

         (b) Clause (b) of the definition of the term "Permitted Indebtedness" in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "(b)     the Highland Corod Indebtedness and any guarantee
         thereof by the Company or any Subsidiary of Highland Corod;".


         (c) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms:





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                 "Conditions Subsequent' means the receipt by the Agent of the following, each in form and substance reasonably satisfactory to it:

                          (i)     Subsidiary Guarantor Counterparts executed by
                 (A) Grant L.P. , and (B) to the extent such Person is not already a Subsidiary Guarantor, each Grant L.P. Partner and each other Subsidiary of the Company that directly or indirectly owns Capital Stock of Grant L.P. (the Persons referred to in this subclause (B), hereinbelow referred to collectively in this definition as the 'Grant L.P. Owners');

                          (ii) Subsidiary Guarantors Security Agreements executed by Grant L. P. and, to the extent such Person is not already a Subsidiary Guarantor, each Grant L. P. Owner;

                          (iii) an amendment to the Company Pledge Agreement executed by the Company pursuant to which the Company pledges to the Agent the Capital Stock owned by it in (A) Newco, and
                 (B) to the extent not already pledged, each Grant L.P. Owner;

                          (iv) a Subsidiary Guarantors Pledge Agreement, or an amendment to an existing Subsidiary Guarantors Pledge Agreement, executed by each Grant L.P. Owner pursuant to which such Grant L.P. Owner pledges to the Agent the Capital Stock owned by it in (A) Grant L.P., and (B) to the extent not already pledged, each Grant L.P. Owner (to the extent, in each case, that such Capital Stock referred to in subclauses (A) and (B) constitutes a 'security', as defined in Section 8-102(1)(c) of the UCC);

                          (v) an amendment to each Subsidiary Guarantors Security Agreement (other than those referred to in clause
                 (ii) above) executed by each Grant L.P. Owner pursuant to which such Grant L.P. Owner grants to the Agent a security interest in the Capital Stock owned by it in (A) Grant L.P., and (B) each Grant L.P. Owner (to the extent, in each case, that such Capital Stock referred to in subclauses (A) and (B) does not constitute a 'security', as defined in Section 8-102(1)(c) of the UCC;

         (The documents referred to in the preceding clauses (i) through (v) are hereinbelow referred to in this definition as the 'Reorganization Documents'.)

                          (vi) letters from CT Corporation System, Inc., evidencing the obligation of CT Corporation System, Inc., to accept service of process in the State of New York on behalf of Grant L.P. and, to the extent not previously delivered to the Agent and continuing in full force and effect, each Grant L.P. Owner;

                          (vii) a favorable, signed opinion addressed to the Agent and the Lenders from Fulbright & Jaworski L.L.P., counsel to Newco, the other Grant L.P. Owners and Grant L.P.;

                          (viii) a certificate of an officer and of the secretary or an assistant secretary of each Grant L.P. Owner that is a corporation, or of the general partner (or, if more than one, the managing general partner) of each Grant L.P.





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         Owner that is a partnership and of Grant L.P., in each case certifying, inter alia, (A) true and complete copies of, as applicable, the articles or certificate of incorporation, or partnership agreement, as amended and in effect, of such Person and of any partnership on behalf of which it is executing any Reorganization Documents, its bylaws, if any, as amended and in effect, and the resolutions adopted by the Board of Directors (or a duly authorized committee thereof) of such Person or of its general partner (or, if more than one, its managing general partner (1) authorizing the execution, delivery and performance of the Reorganization Documents to which such Person is a party, (2) approving the forms of the Reorganization Documents to which it is a party, (3) authorizing officers of such Person to execute and deliver such Reorganization Documents and any related documents, including any agreement contemplated by this Agreement or the First Amendment, (B) the incumbency and specimen signatures of the officers of such Person executing any documents on its behalf and (C)(1) that the representations and warranties made by such Person in any Reorganization Document to which such Person is a party and which will be delivered at or prior to the effective date of the Grant Prideco Reorganization are true and correct in all material respects, (2) the absence of any proceedings for the dissolution or liquidation of such Person and (3) the absence of the occurrence and continuance of any Default or Event of Default;

                 (ix) certificates of appropriate public officials as to the existence, good standing and qualification to do business as a foreign corporation or limited partnership, as applicable, of each Grant L.P. Owner, and of Grant L.P., in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualifications and where the failure to so qualify would, individually or collectively, have a Material Adverse Effect;

                 (x) If and to the extent then certificated, certificates evidencing all of the shares of Capital Stock required to be pledged pursuant to any Reorganization Document, or any Loan Document amended by a Reorganization Document (which, together with the Capital Stock, if any, referred to in clause (v) above, shall constitute 100% of the shares of issued and outstanding Capital Stock of all Grant L.P. Owners and of Grant L.P.), together with related stock powers executed in blank by the owner thereof.

                 (xi) Uniform Commercial Code financing statements, or proper notices, statements or other instruments in respect thereof, in a form and completed to permit them to be duly recorded, published, registered and filed in all such places as is required by applicable law to grant to the Agent a first priority security interest in the Collateral pledged pursuant to the Reorganization Documents, subject only to Permitted Collateral Liens.

                 (xii) Reports of Uniform Commercial Code searches, tax searches and judgment reports of the appropriate records of each state in which each Grant L.P. Owner or Grant L.P. has assets or an office, dated as of a then recent date; and

                 (xiii) Such other documents and instruments, if any, as the Agent may reasonably request."





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                 "'First Amendment' means the First Amendment to Amended and
         Restated Credit Agreement, dated as of August 8, 1997, among the Company, the then existing Subsidiary Guarantors, the Lenders and the Agent."

                 "'Grant L.P.' means a limited partnership to be formed by the Company and to constitute a Wholly-Owned Restricted Subsidiary of the Company."

                 "'Grant L.P. Partners' means each of (i) Newco, (ii) Grant Prideco if it shall own any general partner or limited partner interests in Grant L.P., and (iii) each other owner of any partner interests in Grant L.P."

                 "'Newco' means a Wholly-Owned Restricted Subsidiary of the Company to be formed by the Company to own certain of the partner interests in Grant L.P."

                 "'Grant Prideco Reorganization' means collectively (i) the creation by the Company of Newco, (ii) the creation of Grant L.P.,
         (iii) the issuance by Grant L.P. of all its general partner and limited partner interests to Grant L.P. Partners, each of which is a Wholly-Owned Restricted Subsidiary of the Company (and to no other Persons), and (iv) the transfer by Grant Prideco of all of its operating assets and liabilities to Grant L.P. other than assets or contracts which by their terms would be adversely affected if Grant Prideco did not retain them."

         (d) Clause (a) of the definition of the term "Permitted Liens" is hereby amended in its entirety to read as follows:

     "Liens existing on the Execution Date and listed on Schedule 1.01B;".

         SECTION 2.  Amendments to Article VI of the Credit Agreement.   (a)
Section 6.01 of the Credit Agreement is hereby amended by adding the phrase "or partnership" after the word "corporation" in clause (a) of that Section.

         (b) Section 6.02 of the Credit Agreement is hereby amended by adding the phrase "or partnership" after the word "corporate" in the first sentence of that Section.

         SECTION 3. Amendment to Section 8.10 of the Credit Agreement. The first sentence of Section 8.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into, renew, extend or permit to exist any transaction including the purchase, sale, lease or exchange of any assets or the rendering of any service or series of related transactions with any Affiliate of the Company or any holder of 5% or more of the Company's Capital Stock (other than a Wholly Owned Restricted Subsidiary or employee benefit plan or plan trust) (an "Affiliate Transaction") on terms that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable arm's length transaction with a Person who is not an Affiliate or 5% stockholder of the





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         Company or such Restricted Subsidiary, except for (i) a sale to
         Alberta of the capital stock of Alberta, (ii) transfers of assets and licenses of technology permitted under Section 8.02 (d)(iv)(A) or (B), and (iii) upon satisfaction in full of all the Conditions Subsequent, the Grant Prideco Reorganization."

         SECTION 4. Conditions to Effectiveness. This Amendment shall become effective when, and only when, the following conditions have been fulfilled:

         (a) the Company, the Subsidiary Guarantors and the Majority Lenders shall have executed a counterpart of this Amendment;

         (b) the Agent shall have executed a counterpart of this Amendment and shall have received counterparts of this Amendment executed by the Company, the Subsidiary Guarantors and the Majority Lenders;

         (c) the Agent shall have received a favorable, signed opinion addressed to the Agent and the Lenders from Fulbright & Jaworski L.L.P., counsel to the Company; and

         (d) the Company shall have delivered to the Agent such other documents and instruments, if any, as it may reasonably request.

         SECTION 5. Representations and Warranties True; No Default or Event of Default. The Company and the Subsidiary Guarantors hereby represent and warrant to the Agent and the Lenders that after giving effect to the execution and delivery of this Amendment (a) the representations and warranties set forth in the Credit Agreement are true and correct on the date hereof as though made on and as of such date except for any such representations and warranties as are by their terms limited to a specific earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date), and (b) no Default or Event of Default has occurred and is continuing.

         SECTION 6.   Reference to the Credit Agreement and Effect on the Notes.

         (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended and affected hereby.





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         (b)     Upon the effectiveness of this Amendment, each reference in the Notes and the other Loan Documents to "the Credit Agreement" shall mean and be a reference to the Credit Agreement, as amended and affected hereby.

         (c) Upon the effectiveness of this Amendment, each reference in the Credit Agreement, the Notes and the other Loan Documents to the "Grant Prideco Eligible Inventory," "Highland Corod" and "Highland Corod Indebtedness" shall mean and be a reference to such terms as modified pursuant to Section 1.

         (d) The Credit Agreement, the Notes, and the other Loan Documents, as amended and affected hereby, shall remain in full force and effect and are hereby ratified and confirmed.

         SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE FEDERAL LAW AND SHALL BE BINDING UPON THE COMPANY, THE SUBSIDIARY GUARANTORS, THE LENDERS AND THE AGENT AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

         SECTION 8. Descriptive Headings. The section headings appearing in this Amendment have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Amendment.

         SECTION 9.   FINAL AGREEMENT OF THE PARTIES.   THIS AMENDMENT, THE
CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE LOAN PARTIES, THE LENDERS AND THE AGENT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF, AND THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE AGENT OR ANY LENDER RELATIVE TO THE SUBJECT MATTER HEREOF OR THEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.





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         SECTION 10.   Execution in Counterparts.  This Amendment may be
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                               Company:
                                               -------

                                               EVI, INC., a Delaware corporation


                                               By:      /s/ James G. Kiley
                                               Name:    James G. Kiley
                                               Title:   Vice President



                                               Subsidiary Guarantors:
                                               ---------------------

                                               EVI OIL TOOLS, INC., a Delaware
                                               corporation
                                               By:      /s/ James G. Kiley
                                               Name:    James G. Kiley
                                               Title:   Vice President



                                               GRANT PRIDECO, INC., a Delaware
                                               corporation and the successor of
                                               a merger of Prideco, Inc., a
                                               Texas corporation, with and
                                               into Grant Prideco, Inc.
                                               By:      /s/ James G. Kiley
                                               Name:    James G. Kiley
                                               Title:   Vice President



                                               PRIDECO HOLDINGS, INC., a
                                               Delaware corporation
                                               By:      /s/ James G. Kiley
                                               Name:    James G. Kiley
                                               Title:   Vice President





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                                          CHANNELVIEW REAL PROPERTY, INC., a
                                          Delaware corporation
                                          By:      /s/ James G. Kiley
                                          Name:    James G. Kiley
                                          Title:   Vice President


                                          EVI MANAGEMENT INC., a Delaware
                                          corporation
                                          By:      /s/ James G. Kiley
                                          Name:    James G. Kiley
                                          Title:   Vice President



                                          EVI ARROW, INC., a Delaware
                                          corporation
                                          By:      /s/ James G. Kiley
                                          Name:    James G. Kiley
                                          Title:   Vice President



                                          EVI WATSON PACKERS, INC., a Delaware
                                          corporation
                                          By:      /s/ James G. Kiley
                                          Name:    James G. Kiley
                                          Title:   Vice President



                                          Agent:

                                          THE CHASE MANHATTAN BANK, AS AGENT
                                          By:      /s/ Peter M. Ling
                                          Name:    Peter M. Ling
                                          Title:   Vice President





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                                          Lenders:

                                          THE CHASE MANHATTAN BANK
                                          By:    /s/ Peter M. Ling
                                          Name:  Peter M. Ling
                                          Title: Vice President

                                          ABN AMRO NORTH AMERICA, INC.,
                                          AS AGENT FOR ABN AMRO BANK, N.V.
                                          By:    /s/ Charles W. Randall
                                          Name:  Charles W. Randall
                                          Title: Sr. Vice President

                                          By:    /s/ H. Gene Shiels
                                          Name:  H. Gene Shiels
                                          Title: Vice President

                                          CREDIT LYONNAIS NEW YORK BRANCH
                                          By:    /s/ Phillipe Soustra
                                          Name:  Phillipe Soustra
                                          Title: Sr. Vice President

                                          HIBERNIA NATIONAL BANK
                                          By:    /s/ Tammy Angelety
                                          Name:  Tammy Angelety
                                          Title: Asst. Vice President

                                          WELLS FARGO BANK (TEXAS), N.A.
                                          By:    /s/ Frank W. Schageman
                                          Name:  Frank W. Schageman
                                          Title: Vice President

                                          THE BANK OF NOVA SCOTIA
                                          By:    /s/ F.C.H. Ashby
                                          Name:  F.C.H. Ashby
                                          Title: Sr. Manager-Loan Operations

                                          BANQUE PARIBAS
                                          By:    /s/ Brain Malone
                                          Name:  Brian Malone
                                          Title: Vice President

                                          By:    /s/ Marian Livingston
                                          Name:  Marian Livingston
                                          Title: Vice President

                                          THE FUJI BANK, LIMITED
                                          By:    /s/ Nate Ellis
                                          Name:  Nate Ellis
                                          Title: Vice President & Manager





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